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                                                                    EXHIBIT 4.82

                                                                  CONFORMED COPY
                                                             ENGLISH TRANSLATION

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                           PLEDGE OF SHARES AGREEMENT

                                     Among :

                           MARCONI COMMUNICATIONS INC.
                      MARCONI COMMUNICATIONS, S.A. DE C.V.
                         MARCONI NETWORKS WORLDWIDE, INC
                                 the "Pledgors"

                                       and

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                             the "Security Trustee"

                            Dated as of May 19, 2003.

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PLEDGE OF SHARES AGREEMENT (the "Pledge of Shares Agreement") dated as of May
19, 2003, executed by and among:

         (1) MARCONI COMMUNICATIONS INC., a corporation organized and existing under the laws of the State of Delaware, United States of America (hereinafter "Marconi-US");

         (2) MARCONI COMMUNICATIONS, S.A. DE C.V., a corporation organized and existing under the laws of Mexico (hereinafter "Marconi-Mex");

         (3) MARCONI NETWORKS WORLDWIDE, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America (hereinafter "Marconi-Networks" and Marconi-US, Marconi-Mex and Marconi-Networks, collectively called the "Pledgors" and individually a "Pledgor");

         (4) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a corporation organized and existing under the laws of England and Wales with domicile at Fifth Floor, 100 Wood Street, London EC2V 7EX, England in its capacity as attorney-in-fact and agent for the Secured Creditors (as such term is defined in the Intercreditor Agreement referred to hereinbelow), its successors and assigns (in each such capacity, hereinafter called the "Security Trustee").

                             PRELIMINARY STATEMENTS

         I. For purposes of this Agreement, unless otherwise defined in this Pledge of Shares Agreement, words and expressions shall have the same meanings as attributed to them under the Intercreditor Agreement referred to hereinbelow and the following terms shall have the following meanings:

                  (a) "Administrativa Marconi Shares" has the meaning assigned to such term in Declaration II (a) (i) of this Pledge of Shares Agreement.

                  (b) "Enforcement Event" means the acceleration of any Obligations, or any declaration that any Obligations are prematurely due and payable (other than solely as a result of its becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) or any failure by any Obligor to pay any principal amount in respect of any Obligations, whether on maturity or otherwise.

                  (c) "Intercreditor Agreement" means the security trust and intercreditor deed dated on or about the date hereof, made among, (i) Marconi Corporation PLC in its capacity as issuer of the Senior Notes and the Junior

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Notes (as such terms are therein defined) (the "Issuer"); (ii) The Law Debenture
Trust Corporation p.l.c., in its capacity as "Security Trustee"; (iii) the persons therein designated as "Guarantors" and which are listed in Schedule 1 to such Intercreditor Agreement (which together with any person who later accedes in such capacity, are designated therein as the "Guarantors"); (iv) Law
Debenture Trust Company of New York, as senior note trustee (the "Senior Note Trustee"); (v) JPMorgan Chase Bank as junior note trustee (the "Junior Note Trustee"); (vi) HSBC Bank PLC as security trustee and agent under a certain New Bonding Facility Agreement (the "New Bonding Facility Agent"); (vii) The Bank of New York acting as depositary, paying agent and registrar (in such capacity, the "Depositary", the "Paying Agent" and the "Registrar"); (viii) the persons therein designated as "Intra-Group Creditors", and which are listed in Part "A" of Schedule 2 to such Intercreditor Agreement (which together with any person who later accedes in such capacity, are designated therein as the "Intra-Group Creditors"); (ix) the persons therein designated as "Intra-Group Borrowers" and which are listed in Part "B" of Schedule 2 to such Intercreditor Agreement (and which together with any person who later accedes in such capacity, are designated in the Intercreditor Agreement as the "Intra-Group Borrowers"); (x) and the persons therein designated as "New Bonding Facility Banks" and which are listed in Schedule 3 to such Intercreditor Agreement (and which together with any person that later accedes in such capacity are designated in the Intercreditor Agreement as the "New Bonding Facility Banks"), as it may be further amended, varied, supplemented, or substituted from time to time, pursuant to which the parties thereto have established the terms to regulate the claims of the Secured Creditors (as such term is used in the Intercreditor Agreement) and the Intra-Group Creditors against the Obligors (as such term is used in the Intercreditor Agreement) under the Relevant Documents (as such term is used in the Intercreditor Agreement) and the Intra-Group Liabilities (as such term is used in the Intercreditor Agreement), and the rights of priority and enforcement of the Secured Creditors in respect of the Security Documents (as such term is also defined in the Intercreditor Agreement).

                  (d) "Marconi-Com-Mexico Shares" has the meaning assigned to such term in Declaration II (a) (ii) of this Pledge of Shares Agreement.

                  (e) "Marconi Exportel Shares" has the meaning assigned to such term in Declaration II (a) (iii) of this Pledge of Shares Agreement.

                  (f) "Marconi-Mex Shares" has the meaning assigned to such term in Declaration I (a) of this Pledge of Shares Agreement.

                  (g) "Marconi-Mex Subsidiaries Shares" has the meaning assigned to such term in Declaration II (a) of this Pledge of Shares Agreement.

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                  (h) "Marconi-Networks Mexican Subsidiaries Shares" has the
meaning assigned to such term in Declaration III (a) of this Pledge of Shares Agreement.

                  (i) "Obligations" shall have the meaning given to the term "Secured Obligations" in the Intercreditor Agreement.

                  (j) "Pledged Shares" has the meaning assigned to such term in Declaration III (a) of this Pledge of Shares Agreement.

                  (k) "Relevant Documents" has the meaning assigned to such term in the Intercreditor Agreement, which includes the Intercreditor Agreement, any Agent/Trustee/New Bonding Facility Bank Accession Letter, any Guarantor Accession Letter, the Indentures, the Escrow Agreement, the Notes, the New Bonding Facility Agreement, the Security Documents, the Fee Letter and any Additional Remuneration Fee Letter, and any notices issued and any other documents or agreements entered into in connection with or relating to such documents, and for the avoidance of any doubt, reference to any Relevant Documents shall be to such documents as the same may be or have been from time to time varied, amended, modified or supplemented (however fundamentally).

                  (l) "Replacement Share Certificates" has the meaning assigned to such term in Declaration I (c) of this Pledge of Shares Agreement.

                  (m) "Secured Creditors" has the meaning set forth in the Intercreditor Agreement, and which includes the Security Trustee, any Receiver or Delegate, the Depositary, the Paying Agent, the Registrar, the Escrow Bank, the Senior Note Trustee, the Junior Note Trustee and the New Bonding Facility Agent, in their respective capacities, the holders of the Senior Notes, the holders of the Junior Notes and each of the New Bonding Facility Banks in the order of preference set forth in the Intercreditor Agreement and the Relevant Documents, and Secured Creditor shall be construed accordingly.

                  (n) "Secured Obligations" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralized by the Pledgors herein as Obligors), at any time of the relevant Pledgor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations: (i) any refinancing, novation, deferral or extension; (ii) any obligation relating to any increase in the amount of such obligations; (iii) any claim for damages or restitution; and (iv) any claim as a result of any recovery by the Pledgor of a payment or discharge, or non-allowability, on the grounds of preference; and any amounts that would be

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included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings, if permitted by applicable law), including, (1) the actual, contingent, present and/or future obligations and liabilities of the relevant Pledgor acting as Obligor to any of the Secured Creditors under or pursuant to the Relevant Documents, including without limitation, any and all moneys which are or at any time shall have become due or owing by the relevant Pledgor to any or all Secured Creditors pursuant to the Intercreditor Agreement, the Indentures, the Notes or any of the other Relevant Documents; (2) any foreign judgment rendered against a Pledgor in relation to any of the Relevant Documents, that may be issued in favor of one or more of the Secured Creditors; and (3) any of the Pledgor's obligations as Guarantor pursuant to the Guarantees (as such term is used in the Intercreditor Agreement) and under this Pledge of Shares Agreement.

                  (o) "Shares Missing" has the meaning assigned to such term in Declaration I (c) of this Pledge of Shares Agreement.

                  (p) "Shares Replacement Procedure" has the meaning assigned to such term in Declaration I (c) of this Pledge of Shares Agreement.

         II. In terms of the Indentures, the Issuer has issued or is to issue the following debt instruments:

                  (i) The Guaranteed Senior Secured Notes due 2008 in the aggregate principal amount of US$717,139,584.00 (Seven Hundred and Seventeen Million One Hundred and Thirty Nine Thousand Five Hundred and Eighty Four US Dollars) (the "Senior Notes"), issued or to be issued by the Issuer, pursuant to the terms of the Senior Note Indenture; and

                  (ii) The Guaranteed Junior Secured Notes due 2008 in an aggregate principal amount of US$486,881,472.00 (Four Hundred and Eighty Six Million Eight Hundred and Eighty One Thousand Four Hundred and Seventy Two US Dollars) plus any Junior PIK Notes (the "Junior Notes"), issued or to be issued by the Issuer pursuant to the terms of the Junior Note Indenture.

         (Each of the Senior Notes and the Junior Notes shall be designated collectively as the "Notes" and the Senior Note Indenture and the Junior Note Indenture, shall be designated collectively as the "Indentures").

         III. In terms of the New Bonding Facility Agreement, a committed revolving bonding facility has been entered into among the New Bonding Facility Agent, the New Bonding Facility Banks, the Issuer, Marconi Bonding Limited and other members of the Group specified therein, for an amount of up to

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L50,000,000 (Fifty Million Pounds) lawful currency of the United Kingdom (or the equivalent in other currencies), for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments.

         IV. In terms of Clause 6.6 of the Intercreditor Agreement, The Law Debenture Trust Corporation p.l.c., was authorized to act on behalf of the Secured Creditors, as agent and attorney-in-fact, for the purposes therein described, including but not limited to, acting on behalf of the Secured Creditors as pledgees under this Pledge of Shares Agreement.

                                  DECLARATIONS

I.- Marconi-US declares that:

         (a) As of the date hereof, it has good title to, and is the sole beneficial and record owner of 999 (nine hundred and ninety-nine) common shares of the capital stock of Marconi-Mex (the "Marconi-Mex Shares"), representing in the aggregate ninety nine point ninety nine percent (99.99%) of the total capital stock of Marconi-Mex, as contained in the share certificates listed in Annex "A" hereto, under the name "Marconi-US Mexican Subsidiary", and which shares will be fully paid when pledged in terms of Clause First (a) hereunder.

         (b) Except for the pledge to be created in terms hereof, the Marconi Mex Shares are free from any Security.

         (c) Share certificates numbers 1 (one) , evidencing 650 (six hundred and fifty) Marconi-Mex Shares, and 2 (two) evidencing 349 (three hundred and forty nine) Marconi-Mex Shares (collectively called the "Shares Missing"), have been misplaced and need to be reissued (the "Replacement Shares Certificates") by Marconi-Mex based on a proper court order, after a shares replacement procedure (the "Shares Replacement Procedure") is properly brought and diligently prosecuted by Marconi-US before the competent courts sitting in the jurisdiction of Marconi-Mex, and absent any opposition or other unforeseeable events or events not in the control of Marconi-US, such Shares Replacement Procedure has been properly concluded and only when such Replacement Share Certificates have been duly issued, will Marconi-US be able to pledge and create a valid and perfected security interest over the Shares Missing, albeit Marconi-US currently appears as the owner of record of the Shares Missing in the Shareholders Registry Book of Marconi-Mex.

II.- Marconi-Mex declares that:

         (a) As of the date hereof, it has good title to, and is the sole beneficial and record owner of:

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                  (i)      7,743,815 (seven million seven hundred and forty
three thousand eight hundred and fifteen) fully paid common shares (the "Administrativa Marconi Shares") of the capital stock of Administrativa Marconi Communications S.A. de C.V. ("Administrativa Marconi") representing in the aggregate ninety nine point ninety nine percent (99.99%) of the total capital stock of Administrativa Marconi, and evidenced by share certificate(s) listed in Annex "A" hereto under the name "Marconi-Mex Subsidiaries";

                  (ii) 440,724,995 (four hundred and forty million seven hundred and twenty four thousand, nine hundred and ninety five) fully paid common shares (the "Marconi-Com-Mexico Shares") of the capital stock of Marconi Communications de Mexico, S.A. de C.V. ("Marconi-Com-Mexico") representing in the aggregate ninety nine point ninety nine percent (99.99%) of the total capital stock of Marconi-Com-Mexico, and evidenced by share certificates listed in Annex "A" hereto under the name "Marconi-Mex Subsidiaries"; and

                  (iii) 65,999 (sixty five thousand nine hundred and ninety-nine) fully paid common shares (the "Marconi Exportel Shares") of the capital stock of Marconi Communications Exportel, S.A. de C.V. ("Marconi Exportel") representing in the aggregate ninety nine point ninety nine percent (99.99%) of the total capital stock of Marconi Exportel, and evidenced by share certificates listed in Annex "A" hereto under the name "Marconi-Mex Subsidiaries".

         (The Administrativa Marconi Shares, the Marconi-Com-Mexico Shares and the Marconi Exportel Shares owned by Marconi-Mex and described in subparagraphs
(i) to (iii) before, shall be hereinafter designated collectively, as the "Marconi-Mex Subsidiaries Shares").

         (b) Except for the pledge to be created in terms hereof, the Marconi-Mex Subsidiaries Shares are free from any Security.

III.- Marconi-Networks declares that:

         (a) As of the date hereof, it has good title to, and is the sole beneficial and record owner of:

                  (i) 1 (one) fully paid common share of the capital stock of Marconi-Mex representing in the aggregate point zero one percent (.01%) of the total capital stock of Marconi-Mex, and evidenced by share certificate listed in Annex "A" hereto under the name "Marconi-Networks Mexican Subsidiaries Shares";

                  (ii) 1 (one) fully paid common share of the capital stock of Administrativa-Marconi representing in the aggregate point zero one percent (.01%) of the total capital stock of Administrativa-Marconi, and evidenced by

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share certificate listed in Annex "A" hereto under the name "Marconi-Networks
Mexican Subsidiaries Shares";

                  (iii) 1 (one) fully paid common share of the capital stock of Marconi-Com-Mexico representing in the aggregate point zero one percent (.01%) of the total capital stock of Marconi-Com-Mexico, and evidenced by share certificate listed in Annex "A" hereto under the name "Marconi-Networks Mexican Subsidiaries Shares"; and

                  (iv) 1 (one) fully paid common share of the capital stock of Marconi-Exportel, representing in the aggregate point zero one percent (.01%) of the total capital stock of Marconi-Exportel, and evidenced by share certificate listed in Annex "A" hereto under the name "Marconi-Networks Mexican Subsidiaries Shares".

         (The shares of stock owned by each of Marconi-Networks in Marconi-Mex, Administrativa-Marconi, Marconi-Com-Mexico and Marconi-Exportel which are described in subparagraphs (i) to (iv) hereinabove, shall be hereinafter designated collectively, as the "Marconi-Networks Mexican Subsidiaries Shares", and the Marconi-Mex Shares, together with the Marconi-Mex Subsidiaries Shares and the Marconi-Networks Mexican Subsidiaries Shares (but excluding the shares to be evidenced by the Replacement Share Certificates only until such shares have been pledged in terms of Clause First (d) hereinbelow), shall be designated collectively as the "Pledged Shares", and in their capacity as issuers of the Pledged Shares (which in due course, will include the shares evidenced by the Replacement Share Certificates), Marconi-Mex, Administrativa-Marconi, Marconi-Com-Mexico and Marconi-Exportel, shall be designated collectively as the "Issuer Companies" and individually as an "Issuer Company").

         (b) Except for the pledge to be created in terms hereof, the Marconi-Networks Mexican Subsidiaries Shares are free from any Security.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                  C L A U S E S

         FIRST.- Creation of the Pledge. (a) Marconi-US, as continuing security for the payment of the Secured Obligations, hereby agrees and shall be bound, in regards to the Shares Missing to promptly pledge the Shares Missing as provided in paragraph (d) hereunder and to record such promise to pledge with the Secretary of the Board of Marconi-Mex, and to further abstain from incurring in any act or omission which can adversely affect the rights of the Secured Creditors under this promise to pledge or otherwise create a commitment, lien, encumbrance or attachment in favor of or from third parties in respect of the Shares Missing, and further agrees that upon the pledge of the Shares Missing,

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such pledge will constitute a first priority security interest in favor of, and for the benefit of the Secured Creditors (as their respective interests may exist with respect to the Secured Obligations) on all of the Marconi-Mex Shares, to thereby secure the performance of all Secured Obligations, when due, and therefore also payment when due (whether by stated maturity, redemption, acceleration or otherwise), as the case maybe, of all amounts, including principal of, interest on, fees related to, and premiums and additional amounts, if any, relating to the Secured Obligations.

                  (b) Marconi-Mex, as continuing security for the payment of the Secured Obligations, hereby creates a pledge and first priority security interest in favor of, and for the benefit of the Secured Creditors (as their respective interests may exist with respect to the Secured Obligations) on all of the Marconi-Mex Subsidiaries Shares, to thereby secure the performance of all Secured Obligations, when due, and therefore also payment when due (whether by stated maturity, redemption, acceleration or otherwise), as the case maybe, of all amounts, including principal of, interest on, fees related to, and premiums and additional amounts, if any, relating to the Secured Obligations.

                  (c) Marconi-Networks, as continuing security for the payment of the Secured Obligations, hereby creates a pledge and first priority security interest in favor of, and for the benefit of the Secured Creditors (as their respective interests may exist with respect to the Secured Obligations) on all of the Marconi-Networks Mexican Subsidiaries Shares, to thereby secure the performance of all Secured Obligations, when due, and therefore also payment when due (whether by stated maturity, redemption, acceleration or otherwise), as the case maybe, of all amounts, including principal of, interest on, fees related to, and premiums and additional amounts, if any, relating to the Secured Obligations.

                  (d) Marconi-US hereby undertakes and agrees to (i) promptly, but in any case within the next twenty one (21) Business Days following the date of execution hereof, initiate and thereafter diligently prosecute the corresponding Shares Replacement Procedure seeking an order from a competent court to have Marconi-Mex issue the Replacement Share Certificates, and (ii) as soon as practicable, but in any case within the five (5) Business Days after the issuance of such court order authorizing the Replacement Share Certificates, to pledge for the benefit of the Secured Creditors the Shares Missing evidenced by the Replacement Share Certificates, which Shares Missing should be fully paid when pledged as provided herein, to thereby secure the Secured Obligations under the terms of this Pledge of Shares Agreement, and such new pledge shall be perfected in accordance with the terms of Clause Second hereinbelow (and subsequently, as of such date of pledging the Shares Missing evidenced by the Replacement Share Certificates, such Shares Missing so pledged, shall constitute and be deemed to be included in the term "Pledged Shares" under this Pledge of Shares Agreement for all purposes herein).

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                  (e) For the purposes agreed hereinabove, each of the Pledgors hereby acknowledges and agrees that the Security Trustee is the lawful agent and attorney in-fact of the Secured Creditors, with the authority to act on their behalf and for their benefit in this Pledge of Shares Agreement and to enforce this Agreement, without therefore requiring any manner of proxy or power of attorney, and by execution of this Pledge of Shares Agreement the Pledgors recognize without reservation the legal standing of the Security Trustee as herein described.

                  (f) This Pledge of Shares Agreement and the pledges created or to be created in terms of this Clause First shall not extend to or include or secure any liability or sum which would, but for this proviso, cause this Pledge of Shares Agreement to be unlawful or prohibited by any applicable law.

                  (g) To the extent permitted by applicable law, the Pledgors hereby agree and shall be bound to the effect that the pledges created herein will remain in full force and effect notwithstanding any amendments or variations from time to time made by the parties thereto to the Relevant Documents, with or without the consent of the Pledgors, and all references to the Relevant Documents in this Pledge of Shares Agreement shall be understood to relate to the Relevant Documents as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

                  (h) Marconi-US hereby acknowledges and agrees to provide upon request from the Security Trustee (not more than once a month), a written progress report as to the status of the Shares Replacement Procedure being prosecuted by Marconi-US, and providing an estimate as to the date when the pledge on the Marconi-Mex shares to be evidenced by the Replacement Share Certificates shall be satisfied and completed.

         SECOND.- Perfection of the Pledge. The pledges created hereby (collectively called the "Pledges" and individually, a "Pledge") are perfected pursuant to the terms of Article 334 of the General Law Governing Credit Instruments and Transactions ("Ley General de Titulos y Operaciones de Credito", hereinafter the "LGTOC"), as follows:

                  (a) By the endorsement in guaranty ("endoso en garantia") for the benefit of the Secured Creditors of the Replacement Share Certificates evidencing the Marconi-Mex Shares which will be performed by Marconi-US upon completion of the Shares Replacement Procedure and the issuance of the Replacement Share Certificates as agreed and accepted in terms of paragraph (d) of Clause First above;

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                  (b) By the endorsement in guaranty ("endoso en garantia") of the share certificates evidencing the Marconi-Mex Subsidiaries Shares which is hereby made by Marconi-Mex for the benefit of the Secured Creditors;

                  (c) By the endorsement in guaranty ("endoso en garantia") of the share certificates evidencing the Marconi-Networks Mexican Subsidiaries Shares which is hereby made by Marconi-Networks for the benefit of the Secured Creditors;

                  (d) By the delivery of the endorsed share certificates evidencing the Pledged Shares to the Security Trustee (or its Delegate), in its capacity as agent and attorney in fact for the Secured Creditors for the benefit and on behalf of the Secured Creditors;

                  (e) By the registration of the promise to pledge referred to in paragraph (a) above and of the actual Pledges and security interests created hereby over the corresponding Pledged Shares, in each Issuer Company's stock ledger, which registration is made simultaneously herewith by the Secretary of the Board of Directors of the corresponding Issuer Company;

                  (f) By the delivery to the Security Trustee of a certificate issued simultaneously herewith by the Secretary of the Board of Directors of each Issuer Company of the corresponding Pledged Shares, stating that the relevant registration mentioned in paragraph (e) above has been made, as evidenced, in the case of the actual Pledges herein created, by the certificate of the Secretary of the Board of Directors of each Issuer Company attached hereto as Annex "B"; and for the Missing Shares, on the date when the shares evidenced by the Replacement Share Certificates are pledged as provided for in Clause First (d) hereinabove.

                  (g) The Pledgors and the Security Trustee hereby agree that, upon the delivery to or to the order of the Security Trustee of the certificates representing the Pledged Shares in terms of paragraph (d) above, the Security Trustee will deliver to the Pledgors, a certificate in receipt of such share certificates for the purposes provided in Article 337 of the LGTOC, substantially in the form provided in Annex "C" attached hereto.

         THIRD.- Voting Rights of Pledged Shares. The Pledges created hereunder, shall be subject to the following specific terms and conditions :

                  (a) Until such time as the Security Trustee has given a notice in writing to the Pledgors stating that an Enforcement Event (as such term is defined hereinabove) has occurred and is continuing, which notice shall be prepared pursuant to the model attached hereto as Annex "D" (the "ST Notice of Enforcement"), and which notice will be notarized in the jurisdiction of the

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                                       11

domicile of the Security Trustee and delivered to each Pledgor (with a copy to the relevant Issuer Company), first by telefax at the number for each Pledgor shown under its signature on the signature pages hereof, and thereafter by overnight courier service, and/or in any other manner determined applicable by the Security Trustee to ensure that each Pledgor (and the relevant Issuer Company) receives its respective ST Notice of Enforcement, the Pledgors shall be entitled to exercise all voting rights pertaining to their respective Pledged Shares provided, however, that such voting rights may not be exercised by any of the Pledgors in any manner which would constitute a Default or Event of Default under the Indentures (as such terms are defined in the Indentures).

                  (b) For purposes of paragraph (a) above, in the event that no ST Notice of Enforcement shall have been given and be effective and any of the Pledgors gives ten (10) Business Days (as such term is defined in the Intercreditor Agreement) prior written notice to the Security Trustee stating that a shareholders' meeting of any of the Issuer Companies has been called, then the Security Trustee shall execute and deliver (or cause to be executed and delivered by the Delegate appointed for such purpose) to the relevant Pledgor (with a copy to the relevant Issuer Company), a certificate substantially in the terms set forth in the form which is attached as Annex "E" to this Pledge of Shares Agreement, provided, that, if such notice of a shareholders' meeting taking place is not given to the Security Trustee or if the same is not given within the term specified above, the Security Trustee shall have no liability whatsoever if any of the Pledgors are not able to exercise such voting rights at such shareholders' meeting.

                  (c) In the event that as established in paragraph (a) above, an ST Notice of Enforcement has been served on any of the Pledgors (with copy to each relevant Issuer Company), each of the Pledgors hereby agrees to give and maintain in full force and effect, and hereby grants the Security Trustee a mandate to call for any shareholders' meetings of the relevant Issuer Companies and to thereat vote the relevant Pledged Shares as it deems fit and such mandate shall be deemed to be irrevocable during the life of this Pledge of Shares Agreement because the mandate is issued as a means to ensure performance of the obligations of each of the Pledgors in the Relevant Documents to secure the Secured Obligations for the benefit of each Secured Creditor. The Pledgors herein acknowledge that after an ST Notice of Enforcement has been served, the Security Trustee shall be entitled to exercise (or refrain from exercising) all voting rights pertaining to the Pledged Shares as provided for in the Intercreditor Agreement and in terms consistent with applicable law.

                  (d) In accordance with the provisions of Article 338 of the LGTOC, for so long as the Pledges created hereby are in force, all dividends paid in connection with the Pledged Shares shall be released from this Pledge and may

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be received directly by any of the Pledgors, as the case may be, without thereby in any manner implying a payment or novation of the Secured Obligations, except in the event that an ST Notice of Enforcement has been issued and delivered by the Security Trustee to the Pledgors (with a copy to the relevant Issuer
Company) as provided for in section (a) above, in which case, dividends paid in connection with the Pledged Shares as from the date on which such ST Notice of Enforcement is given shall be subject to the Pledge hereby created and shall be delivered by the relevant Issuer Company to the Security Trustee and applied (if and when necessary) to the payment of the Secured Obligations, as set forth in Clause Seventh below.

         FOURTH.- Redemption of Pledged Shares. Pursuant to Article 343 of the LGTOC, the Pledgors agree that any amounts received by the Security Trustee, for itself and/or on behalf of the Secured Creditors, or any amounts received by any of the Pledgors directly, in redemption of the Pledged Shares pledged by the relevant Pledgor, whether as a result of a capital stock decrease, the liquidation of the relevant Issuer Company or otherwise, shall be applied in accordance with the applicable provisions of the Relevant Documents.

         FIFTH.- New Shares. Each Pledgor hereby undertakes to pledge for the benefit of the Secured Creditors, under the terms of this Pledge of Shares Agreement, any new shares of the capital stock of any of the Issuer Companies or options, warrants, convertible securities or any other rights to acquire shares issued by any of the Issuer Companies which any of the Pledgors may acquire or otherwise receive during the term of this Pledge of Shares Agreement, including, without limitation, any new shares issued by such Issuer Company as a result of stock dividends, a stock split, a reclassification, a readjustment or other change to the capital structure of the corresponding Issuer Company, provided that, such new shares or options, warrants, convertible securities and any other rights to acquire additional shares shall be pledged for the benefit of the Secured Creditors and such pledge shall be perfected in accordance with the terms of Clause Second hereinabove, as soon as reasonably practicable, but in any event, within the ten (10) Business Days next following the date such shares or options, warrants, convertible securities and any other rights to acquire additional shares are acquired or otherwise received by any of such Pledgors, as the case may be, and such pledge of the new shares, options, warrants, convertible securities or other rights to acquire additional shares shall be made to secure the Secured Obligations.

         Upon receipt of a request from the Security Trustee, each Pledgor herein expressly agrees to execute all necessary documentation in order to create and perfect the pledge referred to in the above paragraph.

         SIXTH.- Enforcement of Pledge. Each Pledgor expressly agrees that the Security Trustee, on behalf of the Secured Creditors, may judicially request the sale of any of the Pledged Shares in terms of Article 341 of the LGTOC, if an ST Notice of Enforcement has been delivered pursuant to the terms of Clause Third
(a) above of this Pledge of Shares Agreement.

         At any time after the occurrence of an Enforcement Event which is continuing and the delivery by the Security Trustee of an ST Notice of Enforcement as provided for in Clause Third (a) above, the security interest created pursuant to this Pledge of Shares Agreement shall be immediately enforceable and the Security Trustee may in its absolute discretion enforce all or any part of the Pledges (at the times, in the manner and on the terms it thinks fit) and exercise all or any of the powers, authorities and discretion conferred on it by this Pledge of Shares Agreement or by law.

         SEVENTH.- Cash in Pledge. Each Pledgor expressly agrees that, in the event that any amount in cash becomes pledged as provided for hereunder, title to such amount in cash shall be transferred and conveyed in whole to the Security Trustee as provided by Article 336 of the LGTOC, and as permitted pursuant to Article 338 of the LGTOC, the Security Trustee shall have the right to apply such amounts to the payment of the Secured Obligations in the order of priority and ranking as provided for in the Intercreditor Agreement, and the balance thereof, if any, shall be delivered to the corresponding Pledgor, in accordance with written instructions from the relevant Pledgor. The Pledgors herein acknowledge that upon the auction of the Pledged Shares the Security Trustee shall have the right to bid, on behalf of the Secured Creditors for the acquisition of the Pledged Shares in such auction procedures pursuant to applicable law. The Security Trustee for itself as Secured Creditor and on behalf of the other Secured Creditors, hereby expressly waives any and all rights established in Article 340 of the LGTOC.

         EIGHTH.- Application of Proceeds. Any amounts derived from the enforcement of the Pledges created hereunder, or otherwise, which under the terms hereof are to be applied to the payment of the Secured Obligations, shall be applied in the order of priority provided for in Schedule 4
(Post-Acceleration Payment Priorities) of the Intercreditor Agreement.

         NINTH.- Rights of Security Trustee. In connection with the Pledges created pursuant to this Pledge of Shares Agreement, the Security Trustee shall act at all times on behalf and for the benefit of the Secured Creditors, and in accordance with the terms of the Intercreditor Agreement and this Pledge of Shares Agreement.

         All of the rights and remedies hereunder will be exercised and enforced exclusively by the Security Trustee for the benefit of the Secured Creditors and no Secured Creditor shall have any right or remedy against the Pledgors independently from the Security Trustee other than as permitted under the Intercreditor Agreement.

         TENTH.- Notices. All notices provided for hereunder shall be in writing, in the English language (or, in the case of all documents other than notices given under or in connection with any Relevant Document, in English or, if not in English, accompanied by an English translation thereof which, if reasonably requested by the Security Trustee, shall be a certified translation) and shall be delivered or sent to each party at its address or telefax number (as applicable) set forth under such party's name on the signature pages hereof, or at such other address or telefax number (as applicable) as shall be designated by such party in written notice given to the other parties hereto. All such notices and communications shall be effective, if delivered at the address of the recipient, on the date following the date of its delivery, and if sent by telefax, when the relevant receiving party shall issue an acknowledgement of receipt thereof by telefax or otherwise in writing.

         ELEVENTH.- Language. This Pledge of Shares Agreement shall be executed in the English and Spanish languages, both of which shall bind the parties hereto and constitute but one and the same agreement and instrument, as the case may be; provided, however, that in case of doubt as to the proper interpretation or construction of this Pledge of Shares Agreement, the English text shall be controlling in all cases, except in connection with any legal action or proceeding brought in respect of this Pledge of Shares Agreement in the competent courts of Mexico, or any political subdivision thereof, in which case the Spanish text shall be controlling.

         TWELFTH.- Governing Law and Jurisdiction. The interpretation of, and compliance with, this Pledge of Shares Agreement, shall be governed by the laws applicable in the Federal District of Mexico, and each of the Pledgors expressly submits to the competent courts of the Federal District of Mexico, expressly waiving any other jurisdiction rights it may have by reason of its present or future domicile, or otherwise and therefore each Pledgor designates as its domicile to receive all manner of notices, including service of process, that set forth under its name on the signature pages.

         THIRTEENTH.- No Implied Covenants. The Security Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Pledge of Shares Agreement and in the Intercreditor Agreement, and no implied covenants or obligations shall be read into this Agreement against the Security Trustee.

         FOURTEENTH.- Amendments. This Pledge of Shares Agreement may not be amended, discharged or terminated (other than a termination in terms of

Clause Sixteenth hereof) unless such amendment, discharge or termination is in writing and signed by each of the parties hereto.

         The Pledgors hereby expressly acknowledge, recognize and agree that, for all matters relating to or arising from or in connection with this Pledge of Shares Agreement (i) the Security Trustee is acting in its capacity as agent and attorney-in-fact for the Secured Creditors, (ii) the Security Trustee has all necessary legal capacity to act on behalf and for the benefit of the Secured Creditors, and (iii) the Security Trustee when acting hereunder, shall be acting in accordance with and subject to the terms of the Intercreditor Agreement.

         FIFTEENTH.- Counterparts. This Pledge of Shares Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SIXTEENTH.- Term and Release of Pledge. The Pledges which are being created hereby shall be in full force and effect for so long as any of the Secured Obligations, for each relevant Pledgor, remain outstanding and up to the date on which all Secured Obligations of each relevant Pledgor are irrevocably paid and discharged in full or until the security is released pursuant to the terms of Clause 5 of the Intercreditor Agreement.

         If instructed or requested and permitted to release the Pledge pursuant to the terms and subject to the conditions and circumstances set out in the Intercreditor Agreement, and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees, the Security Trustee agrees to promptly but in any case within the 10 (ten) Business Days following receipt of such instruction or request, deliver to the Pledgors at their cost
(i) a certificate of discharge, releasing the Pledges created hereunder, (ii) a notice to each Issuer Company informing of such release and requesting that the registration established in Clause Second, paragraph (e) of this Pledge of Shares Agreement be cancelled, (iii) the original endorsed share certificates evidencing the Pledged Shares initially delivered to the Security Trustee (or its Delegate), as provided in Clause Second, paragraph (d) of this Pledge Agreement, and (iv) any other share certificate or other documents delivered to the Security Trustee (or to its Delegate) by the Pledgors pursuant to Clause Fifth of this Pledge of Shares Agreement.

         SEVENTEENTH.- Assignment. The Pledgors may not assign nor transfer their rights and obligations hereunder to any third party without the prior written consent of the Security Trustee.

         The Security Trustee may cause another person to become a party to this Pledge of Shares Agreement in its place in accordance with the terms and provisions contained in the Intercreditor Agreement.

         The Security Trustee shall be entitled to disclose such information concerning the Pledgors and this Pledge of Shares Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

         EIGHTEENTH.- Expenses and Costs, Taxes. Each Pledgor hereby agrees and shall be obligated to pay in relation to such Pledgor on the date hereof, and from time to time on demand by the Security Trustee acting as agent for the Secured Creditors, and on a full indemnity basis, any and all reasonable and documented legal or other costs and expenses (including any legal fees) and any applicable Taxes (including any value added tax) incurred by the Security Trustee and/or any of the Secured Creditors in relation to, or derived from, (i) the execution, perfection, release and discharge of this Pledge of Shares Agreement and the Pledges created in terms herein; (ii) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of any of the Secured Creditors, the Security Trustee or any Delegate with respect to this Pledge of Shares Agreement or to the Security created or intended to be created in terms hereof, or with respect to any amendment or waiver in connection with this Pledge of Shares Agreement; (iii) the preservation of the Security created or intended to be created in respect of the Pledged Shares; and
(iv) any enforcement procedure brought in connection with the Pledges created in terms hereof or with this Pledge of Shares Agreement with respect to or in relation to any Pledgor, and all such payment obligations constitute, and shall be deemed to be, Secured Obligations as such term is used and defined in this Pledge of Shares Agreement, and therefore also secured by the Pledges created hereunder with respect to such Pledgor.

         In the event that such costs and expenses cannot be attributed to a specific Pledgor, then such costs and expenses shall be borne pro-rata by each Pledgor.

         Each Pledgor shall promptly pay on demand by the Security Trustee as agent for the Secured Creditors, any stamp, registration, notarial and other similar Taxes or fees applicable and or required under Mexican Law, which are paid or payable by the Security Trustee acting as agent for the Secured Creditors in connection with any action taken or contemplated by or on behalf of the Security Trustee in such capacity, for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purposes in relation to this Pledge of Shares Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same, or the Pledges created or intended to be created in respect of the Pledged Shares, including the promise to pledge the Missing Shares referred to in Clause First
(a) hereof, and the Shares Replacement Procedure referred to in Clause First (d) and (h) above, and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims, and expenses resulting from any failure to pay by any Pledgor or any delay by any Pledgor in paying any such Taxes or fees.

         NINETEENTH.- Headings. The parties herein agree and acknowledge that title headings of Clauses used herein, are for reference only and have no purpose other than the convenience of the parties and therefore, shall not affect the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, on the date and place set-forth below.

                                 THE "PLEDGORS"

                           MARCONI COMMUNICATIONS INC.

                                  WILL JOHNSON

                           ---------------------------------------
                           By:        WILL JOHNSON
                           Title:     ATTORNEY
                           Address:   Marconi Communications, Inc.
                                      c/o Marconi Inc.
                                      333 Pierce Road, Suite 370
                                      Itasca, Illinois 60143 USA

                           Telefax:   (630) 285-1514
                           Attn:      Patricia Hoffman
                           Telephone: (630) 285-5303

                           Date and   19 MAY 2003
                           Place of   LONDON
                           Signature: _____________________

                      MARCONI COMMUNICATIONS, S.A. DE C.V..

                                 T.C.R. SHEPHERD

                           --------------------------------
                           By:           T.C.R. SHEPHERD
                           Title:        ATTORNEY
                           Address:      No. 60 Parque de Amargua,
                                         Col. Parques de la Herradura
                                         Huixquilucan, Edo. de Mexico
                                         C.P. 52785

                           Telefax:      5255 5293-3610
                           Attn:         Mr. Rafael Diez / Eduardo Lopez
                           Telephone:    5255 5293-8302

                           with copy to: Mr. Armando Cuesta
                           Telefax:      (954) 659-3939
                           Telephone:    (954) 659-3910

                           Date and      19 MAY 2003
                           Place of      LONDON
                           Signature:    _____________________

                        MARCONI NETWORKS WORLDWIDE, INC.

                                 T.C.R. SHEPHERD

                           -----------------------------
                           By:           T.C.R. SHEPHERD
                           Title:        ATTORNEY
                           Address:      Marconi Networks Worldwide, Inc.
                                         c/o Marconi Inc.
                                         333 Pierce Road, Suite 370
                                         Itasca, Illinois 60143 USA

                           Telefax:      (630) 285-1514
                           Attn:         Patricia Hoffman
                           Telephone:    (630) 285-5303

                           Date and      19 MAY 2003
                           Place of      LONDON
                           Signature:    _____________________

                             THE "SECURITY TRUSTEE"

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                                    R D RANCE

                           -----------------------------
                           By:           R D RANCE
                           Title:        Director

                           Address:      100 Wood Street Fifth Floor
                                         London EC2V7EX

                           Telefax:      + 4420 7696 5261
                           Attn:         Manager, Trust Administration
                           Telephone:    + 4420 7606 5451

                           Date and      19 MAY 2003
                           Place of      LONDON
                           Signature:    _____________________

                        LIST OF ANNEXES TO THIS AGREEMENT

         "A" LIST OF PLEDGED SHARES

         "B" COPY OF ISSUER COMPANY'S SECRETARY CERTIFICATE

         "C" FORM OF PLEDGED SHARES RECEIPT

         "D" FORM OF ST NOTICE OF ENFORCEMENT

         "E" FORM OF CERTIFICATE OF SHARES IN DEPOSIT

                                    ANNEX "A"

                             LIST OF PLEDGED SHARES

A.       MARCONI-US MEXICAN SUBSIDIARY:

- Share certificate No. 1 evidencing 650 common shares, no par value, representing the capital stock of Marconi Communications, S.A. de C.V., under the name of Marconi Communications Inc.

- Share certificate No. 2 evidencing 349 common shares, no par value, representing the capital stock of Marconi Communications, S.A. de C.V., under the name of Marconi Communications Inc.

B.       MARCONI-MEX SUBSIDIARIES SHARES:

- Share certificate No. 1 dated April 27, 2003 evidencing 7'742,816 common shares, with a par value of $1.00 Peso each share, representing the capital stock of Administrativa Marconi Communications, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

- Share certificate No. 13 dated April 27, 2003 evidencing 999 common shares, with a par value of $1.00 Peso each share, representing the capital stock of Administrativa Marconi Communications, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

- Share certificate No. 1 dated April 27, 2003 evidencing 440'723,746 common shares, with a par value of $0.10 Peso each share, representing the capital stock of Marconi Communications de Mexico, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

- Share certificate No. 21 dated April 27, 2003 evidencing 1,249 common shares, with a par value of $0.10 Peso each share, representing the capital stock of Marconi Communications de Mexico, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

- Share certificate No. 1 dated April 27, 2003 evidencing 65,000 common shares, no par value, representing the capital stock of Marconi Communications Exportel, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

- Share certificate No. 6 dated April 27, 2003 evidencing 999 common shares, no par value, representing the capital stock of Marconi Communications Exportel, S.A. de C.V., under the name of Marconi Communications, S.A. de C.V.

C.       MARCONI-NETWORKS MEXICAN SUBSIDIARIES SHARES:

- Share certificate No. 4 dated April 27, 2003 evidencing 1 common share, no par value, representing the capital stock of Marconi Communications, S.A. de C.V., under the name of Marconi Networks Worldwide, Inc.

- Share certificate No. 14 dated April 27, 2003 evidencing 1 common share, with a par value of $1.00 Peso each share, representing the capital stock of Administrativa Marconi Communications, S.A. de C.V., under the name of Marconi Networks Worldwide, Inc.

- Share certificate No. 22 dated April 27, 2003 evidencing 1 common share, with a par value of $0.10 Peso each share, representing the capital stock of Marconi Communications de Mexico, S.A. de C.V., under the name of Marconi Networks Worldwide, Inc.

- Share certificate No. 7 dated April 27, 2003 evidencing 1 common share, no par value, representing the capital stock of Marconi Communications Exportel, S.A. de C.V., under the name of Marconi Networks Worldwide, Inc.

                                    ANNEX "B"

                          [ISSUER COMPANY'S LETTERHEAD]

                                   CERTIFICATE

I____________________ in my capacity of Secretary of the Board of Directors of [NAME OF ISSUER COMPANY] S.A. de C.V. (the "Company"), hereby certify the following:

That pursuant to article 334 of the General Law Governing Credit Instruments and Transactions ("LGTOC"), the pledge created with respect to ______________ shares representing the capital stock of the "Company" (the "Pledged Shares") owned BY [NAME OF SHAREHOLDER OF RECORD AND PLEDGOR], pursuant to the Pledge of Shares Agreement, dated as of __________ 2003 (the "Pledge of Shares Agreement"), executed by Marconi Communications Inc., Marconi Communications S.A. de C.V., and Marconi Networks Worldwide, Inc., as pledgors and The Law Debenture Trust Corporation p.l.c., in its capacity as agent and attorney-in fact acting on behalf and for the benefit of the Secured Creditors therein mentioned, has been duly registered in the Stock Registry book of the Company in favor of the Secured Creditors referred to in such Pledge of Shares Agreement and that the voting rights pertaining to such Pledged Shares should be exercised in accordance with the terms of the Pledge of Shares Agreement..

                             Dated _________, 2003.

                             ______________________.
                                     (name)
                       Secretary of the Board of Directors
                           of [NAME OF ISSUER COMPANY]

                                    ANNEX "C"

              FORM OF CERTIFICATE IN RECEIPT OF THE PLEDGED SHARES

         (LETTERHEAD OF THE SECURITY TRUSTEE OR ITS APPOINTED DELEGATE)

                                                          Date [______], 20[__].
To: [NAME OF THE RELEVANT PLEDGOR]
Address: [ ______________]
Telefax: [_____________]

Attention: [_________________]

                       Re.: Receipt of the Pledged Shares.

Dear Sirs:

We refer to the Pledge of Shares Agreement dated as of ________, 2003, by and among (i) Marconi Communications Inc., Marconi Communications, S.A. de C.V., and Marconi Networks Worldwide, Inc. (all the foregoing collectively the "Pledgors"), and (ii) The Law Debenture Trust Corporation p.l.c., as agent and attorney-in-fact, acting on behalf and for the benefit of the Secured Creditors therein identified (the "Shares Pledge Agreement"). Except to the extent otherwise defined herein, all capitalized terms used in this Certificate shall have the same meaning attributed to them in the Shares Pledge Agreement.

Pursuant to the provisions of Clause Second, paragraph (g) of the Shares Pledge Agreement, the undersigned acting on behalf and for the benefit of the Secured Creditors, [The Law Debenture Trust Corporation, p.l.c./Appointed Delegate] hereby acknowledge having received from you, acting as Pledgor, the following original certificates/titles of shares:

-------------------------------------------------------------------------------
CERTIFICATE NO.                 ISSUER COMPANY                 NUMBER OF SHARES
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

This Certificate is issued for the purposes established in Article 337 of the LGTOC.

                                   Sincerely,

                  [The Law Debenture Trust Corporation p.l.c.]
                      acting on behalf and for the benefit
                       of the Secured Creditors [Delegate]

                             _______________________
                             By:
                             Title:

                                    ANNEX "D"

                        FORM OF ST NOTICE OF ENFORCEMENT

                      (LETTERHEAD OF THE SECURITY TRUSTEE)

       [ONCE NOTARIZED, SEND A COPY VIA FAX, AND THE ORIGINAL VIA COURIER]

                                                          Date [______], 20[__].

To: [NAME OF THE RELEVANT PLEDGOR]
Address: [ ______________]
Telefax: [_____________]

Attention: [_________________]

                         Re.: ST Notice of Enforcement.

Dear Sirs:

We refer to (i) the Pledge of Shares Agreement dated as of ________, 2003, by and among Marconi Communications Inc., Marconi Communications, S.A. de C.V., and Marconi Networks Worldwide, Inc. (all the foregoing collectively the "Pledgors"), and The Law Debenture Trust Corporation p.l.c., as agent and attorney-in-fact, acting on behalf and for the benefit of the Secured Creditors therein identified (the "Shares Pledge Agreement"), under which [____] shares of stock of [INSERT NAME OF CORRESPONDING ISSUER COMPANY], have been pledged by you (the "Pledged Shares"), and (ii) a notice from us to you dated [___], stating that an Enforcement Event (as such term is defined in the Shares Pledge Agreement) has occurred. Except to the extent otherwise defined herein, capitalized terms used herein, shall have the same meaning attributed to them as in the Shares Pledge Agreement.

Pursuant to the provisions set forth in Clause Third of the Shares Pledge Agreement, and considering that an Enforcement Event has occurred, please be advised that as of the date hereof, all voting rights pertaining to the Pledged Shares are now transferred and passed on to the Security Trustee, acting on behalf and for the benefit of the Secured Creditors, and therefore as of this date any Shareholders' Meeting of the Issuer Company, that is called in terms of its by-laws, shall be attended (directly or through an attorney-in-fact appointed for such purpose) by the Security Trustee.

The present ST Notice of Enforcement is issued to you with a copy to the corresponding Issuer Company, for all legal purposes that may take place.

                                   Sincerely,

                  [The Law Debenture Trust Corporation, p.l.c.]
                      acting on behalf and for the benefit
                       of the Secured Creditors [Delegate]

                             _______________________
                             By:
                             Title:

In witness whereof, the foregoing notice was signed and ratified before me [_____________], Notary Public in and for the County of [________] State of [_______],[_____]; therefore, I set my hand and official seal hereunto on this [___] day of [______], 20[__].

Notary Public

____________________
By:

My license expires on [______], 20[__].

Cc.:     [INSERT NAME OF THE RELEVANT ISSUER COMPANY]

                                    ANNEX "E"

                          CERTIFICATE FOR ATTENDANCE TO
                              SHAREHOLDERS' MEETING

                      (LETTERHEAD OF THE SECURITY TRUSTEE)

To: [NAME OF THE RELEVANT
ISSUER COMPANY]
Address: [______________]
Telefax: [_____________]

Attention: Secretary of the Board
           of Directors.

Dear Sirs:

We refer to (i) the Pledge of Shares Agreement dated as of [________], 2003, entered into by and among Marconi Communications Inc., Marconi Communications, S.A. de C.V., and Marconi Networks Worldwide, Inc. all the foregoing in their capacity as pledgors, and The Law Debenture Trust Corporation p.l.c., as agent and attorney-in-fact acting on behalf and for the benefit of the Secured Creditors therein identified (the "Shares Pledge Agreement"), and (ii) to a notice received from [INSERT NAME OF RELEVANT PLEDGOR] (the "Owner"), where we are informed that a Shareholders' Meeting of [INSERT NAME OF ISSUER COMPANY] (the "Issuer Company"), has been called to take place on [INSERT SCHEDULED DATE OF SHAREHOLDERS MEETING]. Unless otherwise defined herein, all capital terms used herein, shall have the same meaning as that ascribed to them in the Shares Pledge Agreement.

By means of this Certificate we confirm to you (i) that [The Law Debenture Trust Corporation, p.l.c./Delegate] is holding on behalf and for the benefit of the Secured Creditors the titles and/or certificates of shares identified hereinbelow, representing the capital stock of the Issuer Company which are subject to the Pledge created pursuant to the terms and for the purposes established in the Shares Pledge Agreement (the "Pledged Shares"), which Pledge is recorded in the Issuer Company's Shares Registry Book; and (ii) that unless you receive notice to the contrary, the Owner may exercise all voting rights pertaining to such Pledged Shares in the shareholders' meeting referred to above.

-------------------------------------------------------------------------------
TITLE/CERTIFICATE NO.       SERIES AND NO. OF SHARES           DATE OF ISSUANCE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

This Certificate is issued on this date [____] of [_____], 200[_], for all legal purposes and effects concerned.

                                  Respectfully,

                  [The Law Debenture Trust Corporation p.l.c.]
                      acting on behalf and for the benefit
                       of the Secured Creditors [Delegate]

                             _______________________
                             By:
                             Title: